Exhibit 4.20

SEVENTEENTH SUPPLEMENTAL INDENTURE TO

AMENDED AND RESTATED INDENTURE

SEVENTEENTH SUPPLEMENTAL INDENTURE, dated as of March 17, 2005, among HOST MARRIOTT, L.P., a Delaware limited partnership (the “Company”), the Subsidiary Guarantors signatory to this Seventeenth Supplemental Indenture and THE BANK OF NEW YORK, as Successor Trustee (the “Trustee”) to the Amended and Restated Indenture, dated as of August 5, 1998, as amended and supplemented through the date of this Seventeenth Supplemental Indenture (the “Indenture”).

RECITALS

WHEREAS, the Company, its Parents, certain of the Subsidiary Guarantors and HSBC Bank USA (f/k/a Marine Midland Bank) executed and delivered the Amended and Restated Indenture, dated as of August 5, 1998, amending and restating the form of Indenture previously filed as Exhibit 4.1 to the Registration Statement (No. 333-50729) filed with the Securities and Exchange Commission (“Commission”) on Form S-3 by the Company, its Parents and certain of the Subsidiary Guarantors (the “Amended and Restated Indenture”);

WHEREAS, the Company is making a tender offer (the “Tender Offer”) to purchase any and all of the Company’s outstanding 8 3/8% Series E senior notes due 2006 (the “8 3/8% Notes”) issued pursuant to the Fourth Supplemental Indenture to the Amended and Restated Indenture (the “Fourth Supplemental Indenture”) for cash;

WHEREAS, the Company has solicited consents from Holders of the 8 3/8% Notes to certain amendments to the Fourth Supplemental Indenture, which are contained in this Seventeenth Supplemental Indenture (the “Amendments”);

WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the 8 3/8% Notes then outstanding, may amend or supplement certain provisions of the Indenture with respect to the 8 3/8% Notes;

WHEREAS, the Holders of at least a majority in aggregate principal amount of the 8 3/8% Notes outstanding as of the date hereof have consented to the Amendments;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws of the Company, the Subsidiary Guarantors and the Trustee necessary to make this Seventeenth Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed; and

WHEREAS, all conditions precedent to amend or supplement the Indenture have been met.

NOW, THEREFORE, to comply with the provisions of the Indenture, and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree as follows:

ARTICLE 1

Section 1.01 Nature of Supplemental Indenture. This Seventeenth Supplemental Indenture supplements the Indenture with respect to the 8 3/8% Notes issued pursuant to the Fourth Supplemental Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

ARTICLE 2

Section 2.01 Amendments. The Indenture is hereby amended with respect to the 8 3/8% Notes as follows:

(a) Section 1.1 of the Indenture is hereby amended to delete the following defined terms and related definitions: “Adjusted Total Assets,” “Consolidated Coverage Ratio,” “Currency Agreement,” “Exempted Affiliate Transaction,” “Funds from Operations,” “Permitted Investment,” “Permitted Mortgage Investment,” “Permitted REIT Distributions,” “Refinancing Indebtedness,” “Restricted Investment,” “Restricted Payment,” “Subsidiary Indebtedness,” “Total Unencumbered Assets,” “Transaction Date,” and “Unsecured Indebtedness.”

(b) Section 4.2 of the Indenture is hereby amended to state, in its entirety, the following: “Section 4.2. Reports. The Company shall comply with TIA Section 314(a).”

(c) Section 4.3 of the Indenture is hereby amended to state, in its entirety, the following: “Section 4.3. Compliance Certificate. The Company shall comply with TIA Section 314(a).”

(d) Section 4.4 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.4. Stay, Extension and Usury Laws. INTENTIONALLY OMITTED.”

(e) Section 4.5 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.5. Corporate Existence. INTENTIONALLY OMITTED.”

(f) Section 4.6 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.6. Taxes. INTENTIONALLY OMITTED.”

(g) Section 4.7 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.7. Limitation on Incurrences of Indebtedness and Issuance of Disqualified Stock. INTENTIONALLY OMITTED.”

(h) Section 4.8 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.8. Limitation on Liens. INTENTIONALLY OMITTED.”

(i) Section 4.10 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.10. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors. INTENTIONALLY OMITTED.”

(j) Section 4.11 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.11. Limitation on Transactions with Affiliates. INTENTIONALLY OMITTED.”

(k) Section 4.12 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.12. Limitation on Asset Sales. INTENTIONALLY OMITTED.”

(l) Section 4.13 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.13. Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors. INTENTIONALLY OMITTED.”

(m) Section 4.14 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.14. Limitation on Status as Investment Company. INTENTIONALLY OMITTED.”

(n) Section 4.15 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.15. Limitation on Restricted Payments On or After REIT Conversion. INTENTIONALLY OMITTED.”

(o) Section 4.16 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.16 Maintenance of Properties and Insurance. INTENTIONALLY OMITTED.”

(p) Section 4.17 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 4.17. Maintenance of Office or Agency. INTENTIONALLY OMITTED.”

(q) Section 5.1 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 5.1. When Company May Merge, Etc.

The Company will not merge with or into, or sell, convey, or transfer, or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company, unless either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company, on the Securities and under this Indenture.”

(r) Section 6.1 of the Indenture is hereby amended to state, in its entirety, the following: “Section 6.1. Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in establishing such a Series in a Board Resolution, supplemental indenture or Officers’ Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a) the failure by the Company to pay any installment of interest on the Securities of that Series as and when the same becomes due and payable and the continuance of any such failure for 30 days; and

(b) the failure by the Company to pay all or any part of the principal of, or premium, if any, on, the Securities of that Series when and as the same becomes due and payable at maturity, redemption; by acceleration or otherwise.”

(s) Section 8.3 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 8.3. Legal Defeasance of Securities of any Series.

Unless this Section 8.3 is otherwise specified pursuant to Section 2.2.21 to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of such Series on the 91st day after the date of the deposit referred to below, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute proper instruments acknowledging the same), except as to:

(a) the rights of Holders of Securities of such Series to receive, from the trust funds described below, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

(b) the provisions of Sections 2.5, 2.7, 2.8, 2.11, 4.17 and this Article 8; and

(c) the rights, powers, trust and immunities of the Trustee hereunder;

provided that, the following conditions shall have been satisfied:

(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of such Series, (A) in the case of Securities of such Series denominated in Dollars, U.S. Government Obligations, or any combination thereof, or (B) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money, Foreign Government Obligations, or a combination thereof, in each case, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the Redemption Date of such principal or installment of principal of, premium, if any, or interest on Securities of such Series;

(ii) no Default or Event of Default shall have occurred with respect to such Series and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; and

(iii) such defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

(t) Section 8.4 of the Indenture is hereby eliminated in its entirety and replaced with the words: “Section 8.4. Covenant Defeasance.

Unless this Section 8.4 is otherwise specified pursuant to Section 2.2.21 to be inapplicable to Securities of any Series, on and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.2, 4.3, 4.5, 4.6, 4.7, 4.8, 4.9,

4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 and Articles 5, 10, 11 and 12 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.1) with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of such Series, (A) in the case of Securities of such Series denominated in Dollars, U.S. Government Obligations, or any combination thereof, or (B) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money, Foreign Government Obligations, or a combination thereof, in each case, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the Redemption Date of such principal or installment of principal of, premium, if any, or interest on Securities of such Series;

(b) the Company shall have delivered to the Trustee an opinion of Counsel in the United States confirming that the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance contemplated by this Section 8.4 and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(c) no Default or Event of Default shall have occurred with respect to such Series and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; and

(d) such defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture is in all respects ratified and confirmed and shall remain in full force and effect in accordance with its terms.

Section 3.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed or shall be construed to be assumed by the

Trustee by reason of this Seventeenth Supplemental Indenture. This Seventeenth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect to this Seventeenth Supplemental Indenture.

Section 3.03 The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors. The Trustee makes no representations as to the validity or sufficiency of this Seventeenth Supplemental Indenture.

Section 3.04 THIS SEVENTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

Section 3.05 The parties may sign any number of copies of this Seventeenth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 3.06 All capitalized terms used in this Seventeenth Supplemental Indenture which are not otherwise defined herein, shall have the respective meanings specified in the Indenture, unless the context otherwise requires.

Section 3.07 This Seventeenth Supplemental Indenture shall become effective upon the signing hereof and operative only upon the acceptance by the Company of, and payment for, 8 3/8% Notes that are properly tendered and not withdrawn pursuant to the Tender Offer.

IN WITNESS WHEREOF, the parties to this Seventeenth Supplemental Indenture have caused this Seventeenth Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY

HOST MARRIOTT, L.P., a Delaware limited partnership

BY:	HOST MARRIOTT CORPORATION,
its general partner

By:	/s/ LARRY K. HARVEY
Name:	Larry K. Harvey
Title:	Senior Vice President and Corporate Controller

SUBSIDIARY GUARANTORS

AIRPORT HOTELS LLC,
HOST OF BOSTON, LTD.,
BY: AIRPORT HOTELS LLC,
HOST OF HOUSTON, LTD.,
BY: AIRPORT HOTELS LLC
HOST OF HOUSTON 1979,
BY: AIRPORT HOTELS LLC
BY: HOST OF HOUSTON, LTD.
BY: AIRPORT HOTELS LLC
CHESAPEAKE FINANCIAL SERVICES LLC,
HMC RETIREMENT PROPERTIES, L.P.,
BY: DURBIN LLC
HMH MARINA LLC,
FARRELL’S ICE CREAM PARLOUR RESTAURANTS LLC,
HMC ATLANTA LLC,
HMC BCR HOLDINGS LLC,
HMC BURLINGAME LLC,
HMC CAPITAL LLC,
HMC CAPITAL RESOURCES LLC,
HMC PARK RIDGE LLC,
HOST PARK RIDGE LLC,
HMC SUITES LLC,

HMC SUITES LIMITED PARTNERSHIP,
BY: HMC SUITES LLC,
PRM LLC,
WELLSFORD-PARK RIDGE HMC HOTEL LIMITED PARTNERSHIP,
BY: HOST PARK RIDGE LLC,
YBG ASSOCIATES LLC,
HMC CHICAGO LLC,
HMC DESERT LLC,
HMC PALM DESERT LLC,
HMC DIVERSIFIED LLC,
HMC EAST SIDE LLC,
EAST SIDE HOTEL ASSOCIATES, L.P.
BY: HMC EAST SIDE LLC
HMC EAST SIDE II LLC,
HMC GATEWAY LLC,
HMC GRAND LLC,
HMC HANOVER LLC,
HMC HARTFORD LLC,
HMC HOTEL DEVELOPMENT LLC,
HMC HPP LLC,
HMC IHP HOLDINGS LLC,
HMC MANHATTAN BEACH LLC,
HMC MARKET STREET LLC,
NEW MARKET STREET LP,
BY: HMC MARKET STREET LLC
HMC GEORGIA LLC,
HMC MEXPARK LLC,
HMC POLANCO LLC,
HMC NGL LLC,
HMC OLS I L.P.,
BY: HMC OLS I LLC
HMC OP BN LLC,
HMC PACIFIC GATEWAY LLC,
HMC PLP LLC,
CHESAPEAKE HOTEL LIMITED PARTNERSHIP,
BY: HMC PLP LLC
HMC POTOMAC LLC,
HMC PROPERTIES I LLC,
HMC PROPERTIES II LLC,
HMC SBM TWO LLC,
HMC SEATTLE LLC,
HMC SFO LLC,
HMC SWISS HOLDINGS LLC,

HMH GENERAL PARTNER HOLDINGS LLC,
HMH NORFOLK LLC,
HMH NORFOLK, L.P.,
BY: HMH NORFOLK LLC
HMH PENTAGON LLC,
HMH RESTAURANTS LLC,
HMH RIVERS LLC,
HMH RIVERS, L.P.,
BY: HMH RIVERS LLC
HMH WTC LLC,
HOST LA JOLLA LLC,
CITY CENTER HOTEL LIMITED PARTNERSHIP,
BY: HOST LA JOLLA LLC
TIMES SQUARE LLC,
IVY STREET LLC,
MARKET STREET HOST LLC,
PHILADELPHIA AIRPORT HOTEL LLC,
PM FINANCIAL LLC,
PM FINANCIAL LP,
BY: PM FINANCIAL LLC
HMC PROPERTY LEASING LLC,
HMC HOST RESTAURANTS LLC,
SANTA CLARA HMC LLC,
S.D. HOTELS LLC,
TIMES SQUARE GP LLC,
DURBIN LLC,
HMC HT LLC,
HMC JWDC LLC,
HMC OLS I LLC,
HMC OLS II L.P.,
BY: HMC OLS I LLC
HMT LESSEE PARENT LLC,
HMC/INTERSTATE MANHATTAN BEACH, L.P.,
BY: HMC MANHATTAN BEACH LLC
AMELIATEL,
BY: HMC AMELIA I LLC,
BY: HMC AMELIA II LLC,
HMC AMELIA I LLC,
HMC AMELIA II LLC,
ROCKLEDGE HOTEL LLC,
FERNWOOD HOTEL LLC,
HMC COPLEY LLC,
HMC HEADHOUSE FUNDING LLC,
IVY STREET HOPEWELL LLC,

HMC DIVERSIFIED AMERICAN HOTELS, L.P.,
BY: HMC DIVERSIFIED LLC,
POTOMAC HOTEL LIMITED PARTNERSHIP,
BY: HMC POTOMAC LLC
HMC AP GP LLC,
HMC AP LP,
BY: HMC AP GP LLC
HMC AP CANADA COMPANY,
HMC TORONTO AIRPORT GP LLC,
HMC TORONTO AIRPORT LP,
BY: HMC TORONTO AIRPORT GP LLC
HMC TORONTO EC GP LLC,
HMC TORONTO EC LP,
BY: HMC TORONTO EC GP LLC
HMC CHARLOTTE GP LLC,
HMC CHARLOTTE LP,
BY: HMC CHARLOTTE GP LLC
HMC CHARLOTTE (CALGARY) COMPANY,
CALGARY CHARLOTTE PARTNERSHIP,
BY: HMC CHARLOTTE (CALGARY) COMPANY
BY: HMC GRACE (CALGARY) COMPANY
CALGARY CHARLOTTE HOLDINGS COMPANY,
HMC GRACE (CALGARY) COMPANY,
HMC MAUI LLC,
HMC KEA LANI LLC,
HMC CHICAGO LAKEFRONT LLC,
HMC LENOX LLC.

By:	/s/ LARRY K. HARVEY
Name:	Larry K. Harvey
Title:	Vice President of the Subsidiary Guarantors
(or where applicable, of the general partner
of the Subsidiary Guarantors)

TRUSTEE

THE BANK OF NEW YORK,
as Trustee

By:	/s/ GEOVANNI BARRIS
Name:	Geovanni Barris
Title:	Vice President